EXHIBIT 4.17



                         PROVIDIAN FINANCIAL CORPORATION

                                       AND

                              --------------------,

                                  Warrant Agent



                               ------------------
                                WARRANT AGREEMENT
                               ------------------



                          Providing for the Issuance of
              _____% [Notes/Debentures] Due _____ Purchase Warrants



                           Dated as of _________, 19__

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (the "Agreement") is entered into as of ________, 19__ between Providian Financial Corporation, a corporation incorporated under the laws of Delaware (the "Company") and __________, a ___________ incorporated under the laws of __________ (the "Agent"),

                              W I T N E S S E T H :

         WHEREAS, the Company proposes to issue ____________ Warrants (as hereinafter defined), each Warrant entitling the registered owner thereof to purchase _____% [Notes/Debentures] Due ______ (as hereinafter defined) of the Company at the price and upon the terms and conditions herein set forth; and

         WHEREAS, the Company is duly authorized to issue the Warrants as herein provided; and

         WHEREAS, all things necessary have been done and performed to make the Warrants when duly authenticated by the Agent and issued as in this Agreement provided legal and valid and binding upon the Company with the benefits and subject to the terms of this Agreement:

         NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency whereof is hereby acknowledged, it is hereby agreed and declared as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined:

         (a) AGENT. The term "Agent" shall mean __________, a __________ incorporated under the laws of ____________ or its lawful successors from time to time appointed in accordance with this Agreement.

         (b) AGREEMENT. The term "Agreement" shall mean this Warrant Agreement between the Company and the Agent, as such agreement is originally executed or as it may from time to time be supplemented, modified or amended as provided herein.

         (c) BUSINESS DAY. The term "Business Day" shall mean any day which is not a Saturday or Sunday or which in the City and County of San Francisco or in The City of New York or __________ is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

         (d) COMPANY. The term "Company" shall mean Providian Financial Corporation, a Delaware corporation, until a successor entity shall have become such pursuant to the applicable provisions of this Agreement and thereafter the term "Company" shall mean such successor entity.

         (e) EVENT OF DEFAULT. The term "Event of Default" shall mean any event specified as such in Section 6.1 hereof. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

         (f) EXERCISE DATE. The term "Exercise Date" shall mean each date during the Exercise Period on which [Notes/Debentures] are purchased by a Registered Owner through the exercise of all or a portion of its Warrants.

         (g) EXERCISE FORM. The term "Exercise Form" shall mean the form designated Exercise Form attached as Annex II to each Warrant.

         (h) EXERCISE PERIOD. The term "Exercise Period" shall mean the period commencing at 9:00 a.m. (_________ time) on __________, 19__ and ending at 4:00
p.m. (________ time) on __________.

         (i) EXERCISE PRICE. The term "Exercise Price" shall have the meaning accorded such term in Section 2.1 of this Agreement.

         (j) INDENTURE. The term "Indenture" shall mean that certain Indenture dated as of __________, 19__ between the Company and __________, as trustee, as such Indenture was originally executed or as it may from time to time be supplemented, modified or amended in accordance with the terms thereof.

         (k) [NOTES/DEBENTURES]. The term "[Notes/Debentures]" means any or all, as the case may be, of the Company's _____% [Notes/Debentures] Due ______, authenticated and delivered as provided in the Indenture.

         (l) NOTICE OF INTENT TO EXERCISE. The term "Notice of Intent to Exercise" shall have the meaning accorded thereto in Section 4.1 of this Agreement. The form of Notice of Intent to Exercise is attached as Annex I to each Warrant.

         (m) OUTSTANDING. The term "Outstanding" when used with reference to the Warrants shall mean, as of the date of determination, all Warrants theretofore authenticated and delivered under this Agreement, except:

                  (i) Warrants theretofore canceled by the Agent or delivered to the Agent for cancellation and

                  (ii) Warrants in exchange for or in lieu of which other Warrants shall have been authenticated and delivered under this Agreement.

         (n) PERSON. The term "Person" shall mean an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, or a government or any agency, authority or political subdivision thereof.

         (o) REGISTER. The term "Register" shall mean the books for the registration and transfer of Warrants which books are kept by the Agent pursuant to Section 3.1 hereof.

         (p) TIME OF EXPIRY. The term "Time of Expiry" means 4:00 p.m., __________ time, on ___________, 19__.

         (q) WARRANTHOLDERS; REGISTERED OWNERS. The term "Warrantholders" or "Registered Owners" means the persons from time to time who are Registered Owners of the Warrants.

         (r) WARRANTHOLDERS' REQUEST. The term "Warrantholders' Request" means an instrument signed in one or more counterparts by the Warrantholders entitled to purchase in the aggregate not less than a majority of the aggregate principal amount of [Notes/Debentures] which could be purchased pursuant to all Warrants then Outstanding requesting the Agent to take some action or proceeding specified therein.

         (s) WARRANTS. The term "Warrants" means the ___% [Notes/Debentures] Due 200__ Purchase Warrants issued hereunder pursuant to which Warrantholders have the right to purchase [Notes/Debentures] on the terms and conditions herein set forth.

         (t) WRITTEN ORDER OF THE COMPANY. The term "Written Order of the Company" and "Written Consent of the Company" mean, respectively, a written order or consent signed in the name of the Company by any one of its officers and may consist of one or more instruments so executed.


                                   ARTICLE II

                              ISSUANCE OF WARRANTS

         Section 2.1 ISSUANCE AND TERMS OF WARRANTS. The issuance of Warrants entitling the Registered Owners thereof to purchase up to an aggregate of not more than U.S. $/Specified Currency] in principal amount of the [Notes/Debentures] is hereby authorized. The Warrants are hereby designated as the "_____% [Notes/Debentures] Due ______ Purchase Warrants." The Warrants shall be delivered by the Company to the Agent to be authenticated by the Agent and delivered in accordance with the Written Order of the Company. The Warrants shall be dated __________, 19_ and shall be issuable in fully registered form and in denominations that permit the purchase upon exercise of [U.S.$/Specified Currency] principal amount of [Notes/Debentures] and any integral multiples thereof.

         The Warrants shall be exercisable on any Business Day during the Exercise Period. Each Warrant in the denomination of [U.S.$/Specified Currency] shall entitle the Registered Owner thereof to exercise such Warrant in accordance with and pursuant to the terms thereof for the purchase of a [Note/Debenture] in the principal amount of [U.S.$/Specified Currency] at par plus interest accrued thereon from ____________ to but not including, the Exercise Date (the "Exercise Price").

         Section 2.2 FORM OF WARRANTS. The Warrants shall be in substantially the form set out in this Section 2.2, with such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement. The Warrants may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer executing such Warrants as evidenced by such officer's execution thereof.


                                 FORM OF WARRANT

Number R-W-______                    __________ Warrant(s) Representing Right to
                                                 Purchase Up to [U.S.$/Specified
                                                Currency] in Aggregate Principal
                                      Amount of ___% [Notes/Debentures] Due ____

         This Warrant expires at 4:00 p.m. (______ time) on [__________] and thereafter will be void and of no value. Notice of the holder's intent to exercise this Warrant must be given to__________, as Agent not later than 4:00 p.m. (________ time) [____________].


                         PROVIDIAN FINANCIAL CORPORATION

                        NOTE/DEBENTURE] PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, ____________, the Registered Owner hereof (herein sometimes called the "Warrantholder") is entitled, upon and subject to the terms and conditions set forth herein and in the Warrant Agreement (the "Warrant Agreement") dated as of ____________, between Providian Financial Corporation (the "Company") and ____________ as Agent, (the"Agent'), to purchase at par plus interest accrued thereon, if any, at any time from 9:00 a.m. (______ time) [__________] to 4:00 p.m. (_________ time) [__________], inclusive (each such date being referred to as an "Exercise Date," up to [U.S.$/Specified Currency] in aggregate principal amount of _____% [Notes/Debentures] Due __________ (the "[Notes/Debentures]") of Providian Financial Corporation (the "Company"), by providing written notice to the Agent of the Warrantholder's intention to exercise its right to purchase provided for herein specifying the number of Warrants which the Warrantholder wishes to exercise, such notice to be provided in the notice form annexed hereto as Annex II not earlier than 9:00 a.m. (_________ time) on __________] and not later than 4:00 p.m. (_________ time) [__________], and by surrendering to the Agent at its principal office in__________, on any Exercise Date, this Warrant, with the Exercise Form annexed hereto as Annex I duly completed and executed. On the Exercise Date on which this Warrant is exercised, the [Notes/Debentures] will be delivered as described below against payment therefor in [U.S. Federal Reserve or other United States/Specified Currency] funds current and immediately available to the Agent at the account designated in the Warrant Agreement, in each case in an amount equal to the purchase price of the [Notes/Debentures] so purchased pursuant to the exercise of this Warrant.

         This Warrant is one of a duly authorized issue of warrants issued under the provisions of the Warrant Agreement. Reference is hereby made for particulars of the rights of the Warrantholders and of the Company in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the sole effect as if the provisions of the Warrant Agreement were herein set forth, to all of which the Warrantholder by acceptance hereof assents. The Company will furnish to the Warrantholder, upon written request and without charge, a copy of the Warrant Agreement. All capitalized terms not otherwise defined herein, shall have the meanings ascribed thereto in the Warrant Agreement.

         The [Notes/Debentures] purchased pursuant to the exercise of this Warrant will be mailed by certified mail return receipt requested to the person specified in the Exercise Form annexed hereto at its address specified therein or, if so specified in the Exercise Form, delivered to such person or its agent at the principal office of the Agent in ____________ on the Exercise Date. If [Notes/Debentures] are purchased in an aggregate principal amount which is less than the total principal amount of the [Notes/Debentures] that can be purchased pursuant to this Warrant, the Warrantholder hereof will be entitled to receive without charge a new Warrant in respect of the balance of the principal amounts of [Notes/Debentures] which the Registered Owner hereof was entitled to purchase under the surrendered Warrant and which were not then purchased.

         On presentation at the principal office of the Agent in ____________ subject to the provisions of the Warrant Agreement, one or more Warrants may be exchanged for one or more Warrants entitling the Warrantholder to purchase an equal aggregate principal amount of [Notes/Debentures] as may be purchased under the Warrant or Warrants so exchanged. Nothing contained in this Warrant, the Warrant Agreement or elsewhere shall be construed as conferring upon the Warrantholder hereof any right or interest whatsoever as a owner of [Notes/Debentures] or any other right or interest in respect thereof except as herein and in the Warrant Agreement expressly provided.

         This Warrant is registered on the books of the Company and is transferable only in accordance with the provisions of the Warrant Agreement by surrender thereof at the principal office of the Agent duly endorsed or accompanied by a written instrument of transfer duly executed by the Registered Owner of this Warrant or its attorney duly authorized in writing all in accordance with the terms and provisions of the Warrant Agreement.

         This Warrant and the Warrant Agreement are governed by and construed in accordance with the laws of [California].

         IN WITNESS WHEREOF the Company has caused this Warrant to be duly executed as of __________, 199__.

                                            PROVIDIAN FINANCIAL CORPORATION



                                            By
                                               --------------------------------

                                            Title
                                                  -----------------------------


Certificate of Authentication

This is one of the Warrants described
in the within-mentioned Warrant Agreement

________________________, as Agent



By
   ---------------------------------------
             Authorized Officer

                                     ANNEX I

                          NOTICE OF INTENT TO EXERCISE


TO:


         The undersigned Warrantholder of Warrants evidenced by Warrant Number (the "Warrant") hereby notifies you pursuant to Section 4.1 of the Warrant Agreement dated as of __________ (the "Warrant Agreement") between Providian Financial Corporation (the "Company') and [__________/the undersigned], of the undersigned's intention to exercise
__________ of such Warrants on __________ (the "Exercise Date") to purchase [U.S.$/Specified Currency] in aggregate principal amount of the Company's ___% [Notes/Debentures] Due __________ (the "[Notes/Debentures]," at par plus interest accrued, if any, from and after [__________]. The purchase price shall be a total of [U.S.$/Specified Currency] representing [U.S.$/Specified Currency] in principal and [U.S.$/Specified Currency] in accrued interest.

         The Warrant with the Exercise Form duly completed shall be delivered to the Agent at its principal office in __________. Payment of the purchase price of the [Notes/Debentures] shall be made in [U.S. Federal Reserve or other United States/Specified Currency funds] immediately available at the principal office of the Agent on the Exercise Date. The undersigned shall direct such [Notes/Debentures] be registered and delivered in the name(s) and the amount(s) set forth opposite the undersigned's name on Annex II to the Warrant.

         DATED this ____ day of __________, 199__.

                                          [NAME OF WARRANTHOLDER]



                                          By
                                             ----------------------------------

                                          Title
                                                -------------------------------

                                    ANNEX II

                                  EXERCISE FORM

TO:

         The undersigned Warrantholder of __________ Warrants evidenced by the Warrant attached hereto hereby exercises on __________ (the "Exercise Date") Warrants to purchase [U.S.$/Specified Currency] in aggregate principal amount of Providian Financial Corporation's _____% [Notes/Debentures] Due _____ (the "[Notes/Debentures]") at par plus $____________ in accrued interest on the [Notes/Debentures] from [__________], and agrees to transfer on the Exercise Date in [U.S.$/Specified Currency] funds immediately available to the Agent (at [account]) such purchase price of the [Notes/Debentures] all in accordance with the terms and conditions of the Warrant Agreement dated as of__________ (the "Warrant Agreement") between Providian Financial Corporation and ____________], as Agent. The undersigned hereby irrevocably directs that such [Notes/Debentures] be registered and delivered in accordance with the directions set forth herein.

         The undersigned acknowledges that all taxes or other governmental charges payable upon the registration and delivery of such [Notes/Debentures] (other than in connection with each original issue and sale of the [Notes/Debentures]), including any transfer taxes payable if the [Notes/Debentures] are to be registered in the name of a person or persons other than the undersigned Warrantholder, must be paid by the undersigned.

         DATED this ____ day of __________, 199__

                                            [NAME OF WARRANTHOLDER]



                                            By
                                               --------------------------------

                                            Title
                                                  -----------------------------

/ / Please check box if [Notes/Debentures] are to be delivered at the offices of __________ on the Exercise Date, failing which the [Notes/Debentures] will be mailed by certified mail return receipt requested.

Unless the foregoing box is checked, the [Notes/Debentures] shall be delivered to the Warrantholder at its address set forth in the Register.

         Section 2.3 WARRANTS MUTILATED, LOST, DESTROYED OR STOLEN WARRANTS. If
(i) any mutilated Warrant is surrendered to the Agent, or the Company and the Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant and (ii) there is delivered to the Company and the Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Agent that such Warrant has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Warrant, a new Warrant of the same principal amount, bearing a number not contemporaneously Outstanding.

         Upon the issuance of any new Warrant under this Section 2.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new Warrant issued pursuant to this Section 2.3 in lieu of any destroyed, lost or stolen Warrant shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Agreement equally and ratably with all other Outstanding Warrants.

         The provisions of this Section 2.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrants.

         Section 2.4 WARRANTHOLDER NOT A REGISTERED OWNER OF THE [NOTES/DEBENTURES]. The ownership of a Warrant shall not constitute the Registered Owner thereof an owner of any of the [Notes/Debentures] nor entitle the Registered Owner to any right or interest in respect thereof except upon the exercise and surrender of its Warrants and the payment of the purchase price of the [Notes/Debentures] in accordance with and pursuant to the terms herein provided.

         Section 2.5 WARRANTS TO RANK PARI PASSU. All Warrants shall rank pan passu with each other.

         Section 2.6 EXECUTION OF WARRANTS. The Warrants shall be signed in the name and on behalf of the Company by one of its officers. The signature of the officer executing the Warrants may be manual or facsimile. In case any officer of the Company who shall have signed any of the Warrants (manually or in facsimile) shall cease to be such officer before the Warrants so signed shall have been authenticated and delivered by the Agent, such Warrants nevertheless may be authenticated and delivered as though the Person who signed such Warrants had not ceased to be such officer of the Company. Also, any Warrant may be signed on behalf of the Company by such Persons as on the actual date of execution of such Warrant shall be the proper officers of the Company, although at the date of the execution of this Agreement any such Person was not such officer.

         Only such of the Warrants as shall bear thereon a certificate of authentication in substantially the form set forth in Section 2.2 hereof, executed by the Agent, shall be entitled to the benefits of this Agreement or be valid or obligatory for any purpose.

         Section 2.7 PURCHASE OF WARRANTS BY THE COMPANY. The Company may purchase in the market, by private contracts or otherwise all or any portion of the Warrants on such terms as the Company may determine.


                                   ARTICLE III

                      EXCHANGE OF WARRANTS; REGISTRATION OF
                 TRANSFER OF WARRANTS; NOTICE TO WARRANTHOLDERS

         Section 3.1 REGISTER. The Agent, as agent of the Company, shall maintain, at its principal office in ______________, the Register in which, subject to such reasonable regulations as it and the Company may prescribe, it shall provide for the registration of the Warrants and the transfer of Warrants as in this Agreement provided. The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Registered Owners of the Warrants shall present directly to the Agent all requests for (a) registration of transfer of Warrants, (b) exchange of Warrants for new Warrants in authorized denominations and (c) replacement of Warrants in the case of mutilation, destruction, loss or theft.

         Upon the Company's request, the Agent shall furnish the Company with a list of names and addresses of the Registered Owners showing the number of such Warrants held by each Registered Owner.

         Section 3.2 EXCHANGE OF WARRANTS. Warrants entitling the Registered Owner to purchase any specified principal amount of [Notes/Debentures] may, upon compliance with the reasonable requirements of the Agent, be exchanged for Warrants entitling the Registered Owner thereof to purchase an equal aggregate principal amount of [Notes/Debentures].

         Warrants may be exchanged only at the principal office of the Agent in __________, or at any other place that is designated by the Company. Any Warrants tendered for exchange shall be surrendered to the Agent and canceled. The Company shall execute all Warrants necessary to carry out exchanges as aforesaid and such Warrants shall be authenticated by the Agent.

         Section 3.3 CHARGES FOR EXCHANGE. For each Warrant exchanged or transferred, the Agent, except as otherwise herein provided, shall, if required by the Company, charge a reasonable sum for each new Warrant issued; and payment of such charges and reimbursement of the Agent or the Company for any taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, as a condition precedent thereto.

         Section 3.4 REGISTRATION OF TRANSFER; RESTRICTIONS ON TRANSFERS. No transfer of a Warrant shall be valid unless made at the principal offices of the Agent in the __________, or at any other place that is designated by the Company as an office for registration of transfer by the Registered Owner or such Registered Owner's executors, administrators or other legal representatives or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Agent and upon compliance with such reasonable requirements as the Agent and the Company may prescribe. Any Warrants tendered for registration of transfer shall be surrendered to the Agent.

         Section 3.5 NOTICE TO WARRANTHOLDERS. Unless herein otherwise expressly provided, any notice to be given hereunder to Warrantholders shall be deemed to be validly given if such notice is mailed to the last addresses of the Warrantholders appearing on the Register. Any notice so given shall be deemed to have been given on the day on which it has been mailed. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.


                                   ARTICLE IV

                              EXERCISE OF WARRANTS

         Section 4.1 METHOD OF EXERCISE OF WARRANTS. The Registered Owner of any Warrant may exercise the right thereby conferred to purchase [Notes/Debentures] by surrendering to the Agent on any Business Day during the Exercise Period at the principal office of the Agent ___________, or at any other place or places that may be designated by the Company:

         (a) at least 3 Business Days prior to the exercise of its Warrants, a completed and executed Notice of Intent to Exercise in the form thereof set forth in Annex I to each Warrant (a "Notice of Intent to Exercise");

         (b) on the Exercise Date, a duly completed and executed Exercise Form in the form thereof set forth in Annex II to each Warrant;

         (c) on the Exercise Date, its Warrant or Warrants which it is exercising; and

         (d) on the Exercise Date, the Exercise Price in funds immediately available to the Company.

         The items described in the foregoing clauses (a) and (b) shall be deemed received when an actual copy or a facsimile thereof is received by the Agent. Each Warrant shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon receipt thereof by, the Agent at the office specified in this Section 4.1. Each Warrant shall be deemed exercised as of the first Business Day on which all of the foregoing conditions are satisfied with respect to such Warrant. The first day on which the Warrants may be exercised is __________. The Company acknowledges that the Registered Owners of the Warrants are not required under any circumstances to take any other actions in order to exercise their Warrants.

         Section 4.2 EFFECT OF EXERCISE OF WARRANTS. Upon surrender and payment of the Exercise Price by the Registered Owner of any Warrant in accordance with
Section 4.1, the [Notes/Debentures] so purchased shall be deemed to have been issued and the person or persons to whom such [Notes/Debentures] are to be issued shall be deemed to have become the Registered Owner or owners of such [Notes/Debentures] on the [Exercise Date].

         After the due exercise of a Warrant as aforesaid, the Company shall forthwith cause to be delivered to the person to whom the [Notes/Debentures] so purchased are to be issued at the address specified in such form or, if so specified in such purchase form, cause to be delivered to such person at the office where such Warrant was surrendered, a [Note/Debenture] or [Notes/Debentures] in the form or forms and in the denominations requested and for the appropriate principal amount of [Notes/Debentures] not exceeding the principal amount which the Warrantholder is entitled to purchase pursuant to the Warrant surrendered.

         Section 4.3 PARTIAL EXERCISE OF WARRANTS. Subject to the issuance of [Notes/Debentures] in authorized denominations only, the Registered Owner of any Warrant may purchase [Notes/Debentures] in a principal amount less than that which such Registered Owner is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a principal amount of [Notes/Debentures] less than the principal amount which can be purchased pursuant to a Warrant, the Registered Owner thereof upon exercise thereof prior to the Time of Expiry shall, in addition, be entitled to receive forthwith a new Warrant in respect of the balance of the principal amount of [Notes/Debentures] which such Registered Owner was entitled to purchase pursuant to the surrendered Warrant and which were not then exercised. The Company shall not be responsible for any taxes which may be payable in connection with the issuance of such new Warrant.

         Section 4.4 EXPIRATION OF WARRANTS. After the Time of Expiry, all rights under any Warrant in respect of which the right of purchase herein and therein provided for shall not theretofore have been exercised pursuant to
Section 4.1 shall cease and terminate and such Warrant shall become void and of no effect and all rights of the Registered Owner thereof under this Warrant Agreement shall cease and terminate as of such termination; provided that such Registered Owner's rights under this Warrant Agreement with respect to actions occurring prior to such termination shall remain in full force. After the Time of Expiry, each Registered Owner of any Warrants shall return any unexercised Warrants to the Agent for cancellation in accordance with Section 4.5 of this Agreement.

         Section 4.5 CANCELLATION OF SURRENDERED WARRANTS. All Warrants surrendered to the Agent pursuant to Sections 2.3, 3.2, 3.4 or 4.1 shall forthwith be canceled by the Agent. All Warrants canceled or required to be canceled under this or any other provision of this Agreement may be destroyed by or under the direction of the Agent and the Agent shall furnish the Company with a destruction certificate identifying the Warrants so destroyed and the principal amount of [Notes/Debentures] which could have been purchased pursuant to each.

         Section 4.6 ACCOUNTING AND RECORDING. The Agent shall forthwith account and remit to the Company with respect to Warrants exercised and immediately forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose) all monies received by the Agent on the purchase of [Notes/Debentures] through the exercise of Warrants. All such monies, and any [Notes/Debentures] or other instruments, from time to time received by the Agent shall be received in trust for, and shall be segregated and kept apart by the Agent in trust for, the Company.

         The Agent shall record the particulars of the Warrants exercised which shall include the names and addresses of the persons who become Registered Owners of [Notes/Debentures] on exercise, the Exercise Date, the Exercise Price and the number of [Notes/Debentures] delivered from the [Notes/Debentures] reserved for that purpose by the Company. The Agent shall provide such particulars in writing to the Company.


                                    ARTICLE V

                                    COVENANTS

         Section 5.1 ISSUANCE OF [NOTES/DEBENTURES]. The Company covenants that so long as any Warrants remain Outstanding it will cause the [Notes/Debentures] from time to time paid for pursuant to the Warrants in the manner herein provided to be duly issued and delivered in accordance with the Warrants and the terms hereof.

         Section 5.2 CORPORATE EXISTENCE OF THE COMPANY; CONSOLIDATION, MERGER, SALE OR TRANSFER. The Company covenants that so long as any of the Warrants are Outstanding, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Company may, without violating the covenants in this Section 5.2 contained, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee entity, as the case may be, (i) shall be formed and existing under the laws of one of the States of the United States of America, (ii) assumes, if such entity is not the Company, all of the obligations of the Company hereunder and (iii) is not, after such transaction, otherwise in default under any provisions hereof.

         Section 5.3 MAINTENANCE OF OFFICES OR AGENCIES FOR TRANSFER, REGISTRATION, EXCHANGE OF WARRANTS. So long as any of the Warrants shall remain Outstanding, the Company covenants that it will maintain an office or agency in ______________, where the Warrants may be presented for registration, exchange and transfer as in this Agreement provided, and where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served, and where the Warrants may be presented for exchange for [Notes/Debentures] as provided herein.

         Section 5.4 APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF AGENT. The Company, whenever necessary to avoid or fill a vacancy in the office of Agent, covenants that it will appoint, in the manner provided in Section 9.4 hereof, an Agent, so that there shall at all times be an Agent with respect to the Outstanding Warrants.


                                   ARTICLE VI

                           EVENTS OF DEFAULT; REMEDIES

         Section 6.1 EVENTS OF DEFAULT. The term "Event of Default" whenever used herein with respect to any Warrant shall mean any one of the following events:

         (a) Failure by the Company to deliver the [Notes/Debentures] in exchange for the Warrants in accordance with the provisions of this Agreement; or

         (b) failure on the part of the Company to observe or perform in any material respect any of the covenants or agreements on its part in the Warrants or in this Agreement specifically contained for the benefit of the Warrantholders, for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Agent, or to the Company and the Agent by the Registered Owners of not less than 25% in principal amount of the Warrants at the time Outstanding under this Agreement a written notice specifying such failure and stating that such is a "Notice of Default" hereunder.

         Section 6.2 SUITS BY WARRANTHOLDERS. All or any of the rights conferred upon the Registered Owner of any Warrant by the terms of such Warrant and/or this Agreement may be enforced by the Registered Owner of such Warrants by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Owners of the Warrants from time to time Outstanding.

         Section 6.3 REMEDIES NOT WAIVED; ENFORCEMENT EXPENSE. No delay or failure on the part of the Registered Owners of Warrants or the Agent to exercise any right shall operate as a waiver of such right or otherwise prejudice such Registered Owner's or Agent's, as the case may be, rights, powers and remedies. The Company agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by a Registered Owner in enforcing or attempting to enforce its rights thereunder and hereunder following the occurrence and during the continuance of any Event of Default hereunder, whether the same shall be enforced by suit or otherwise.

         Section 6.4 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF COMPANY AND EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement of this Agreement, or of any Warrant, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the Warrants issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Warrants or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Warrants or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of such Warrants.


                                   ARTICLE VII

                      AMENDMENTS; MEETING OF WARRANTHOLDERS

         Section 7.1 AMENDMENTS WITHOUT CONSENT OF REGISTERED OWNERS OF WARRANTS. This Agreement and the terms and conditions of the Warrants may be amended by the Company and the Agent, without the consent of any Registered Owner of Warrants for any of the following purposes:

         (a) to add to the covenants of the Company for the benefit of the Registered Owners of Warrants,

         (b)  to surrender any right or power conferred upon the Company,

         (c) to cure any ambiguity or correcting or supplementing any provision contained herein or in the Warrants which may be defective or inconsistent with any other provisions contained herein or in the Warrants,

         (d) if deemed appropriate by the Company or required by law, to evidence the permitted succession of another corporation to the Company and the assumption by such successor of the covenants and obligations of the Company herein and in the Warrants or

         (e) to make such other provisions in regard to matters or questions arising under this Agreement or the Warrants which shall not adversely affect the interests of the Registered Owners of the Warrants in any material respect.

         Section 7.2 AMENDMENTS WITH CONSENT OF REGISTERED OWNERS OF WARRANTS. This Agreement, the terms and conditions of the Warrants and the covenants contained in either may also be modified or amended by the Company and the Agent and past defaults there-under or future compliance therewith by the Company may be waived either with the written consent of the Registered Owners of not less than a majority in aggregate principal amount of the [Notes/Debentures] at the time outstanding, or by the adoption, at a meeting duly convened and held in accordance with the provisions of Section 8.04 at which the Registered Owners of at least 25% of the aggregate principal amount of the [Notes/Debentures] at the time outstanding are present or represented, of a resolution by the Registered Owners of not less than 75% in aggregate principal amount of the Outstanding Warrants present or represented at the meeting; provided that no such modification, amendment or waiver may, without the consent or affirmative vote of the Registered Owner of each Warrant affected thereby:

         (a) Waive a default in the failure to deliver [Notes/Debentures] in exchange for Warrants pursuant to Section 4.1 hereof or change the Exercise Dates or the Expiry Date with respect to any Warrant, or change the coin or currency in which any Warrant is exercisable for [Notes/Debentures] or impair the right to institute suit for the enforcement of any rights of any Registered Owner of a Warrant or

         (b) Reduce the percentage in principal amount of the Outstanding Warrants, the consent of which Registered Owners is required for any modification or amendment to this Agreement or to the terms and conditions of or covenants contained in this Agreement or in the Warrants or for any waiver of compliance therewith or

         (c) modify any of the provisions of this Section 7.2 except to provide that certain other provisions of this Agreement or the terms and conditions of the Warrants cannot be modified, amended or waived without the consent of the Registered Owner of each Outstanding Warrant affected thereby.

It shall not be necessary for the Registered Owners of Warrants to approve the particular form of any proposed amendment, but it shall be sufficient if they approve the substance thereof.

         Section 7.3 BINDING NATURE OF AMENDMENTS; NOTICE. Any modifications, amendments or waivers to this Agreement or to the terms and conditions of the Warrants in accordance with the provisions hereof will be conclusive and binding on all Registered Owners of Warrants, whether or not they have given such consent, whether or not notation of such modifications, amendments or waivers is made upon the Warrants, and on all future Registered Owners of Warrants.

         Promptly after the execution of any amendment to this Agreement or the implementation of any modification or amendment of the terms and conditions of the Warrants, notice of such amendment or modification shall be given by the Company or by the Agent, on behalf of and at the instruction of the Company, to the Registered Owners by mail as such owner's address as it appears on the Register. The failure to give such notice on a timely basis shall not invalidate such amendment or modification, but such notice shall be given as soon as practicable upon discovering such failure or upon any impediment to the giving of such notice being overcome.

                                  ARTICLE VIII

                                    MEETINGS

         Section 8.1 MEETINGS OF REGISTERED OWNERS OF WARRANTS. A meeting of Registered Owners of Warrants may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Warrants to be made, given or taken by Registered Owners of Warrants.

         The Agent may at any time call a meeting of Registered Owners of Warrants for any purpose specified herein to be held at such time and at such place in __________ or __________ as the Agent shall determine. Notice of every meeting of Registered Owners of Warrants, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, by mail to each registered Owner at its address as it appears on the Register, not less than 21 nor more than [45] days prior to the date fixed for the meeting. In case at any time the Company or the Registered Owners of at least 25% in aggregate principal amount of the Outstanding Warrants shall have requested the Agent to call a meeting of the Registered Owners of Warrants for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have mailed notice of such meeting within 14 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Registered Owners of Warrants in the amount previously specified, as the case may be, may determine the time and the place in __________ or __________ for such meeting and may call such meeting for such purposes by giving notice thereof as provided herein.

         To be entitled to vote at any meeting of Registered Owners of Warrants, a Person shall be a registered Owner of Outstanding Warrants. The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Warrants shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Registered Owners of Warrants, be dissolved. In any other case the meeting may be adjourned for a period of not less than 5 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 5 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in this Section 8.1 with respect to an original meeting, except that such notice need be given only once not less than 3 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Warrants which shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 25% in aggregate principal amount of the Outstanding Warrants shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of Registered Owners of Warrants at which a quorum is present may be adjourned from time to time by a vote as hereinafter provided in this Section 8.1, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided if passed or decided by persons entitled to vote the lesser of (a) a majority in aggregate principal amount of Outstanding Warrants or (b) 75% in aggregate principal amount of Outstanding Warrants represented and voting at such meeting.

         The Agent may make such reasonable regulations as it may deem advisable for any meeting of Registered Owners of Warrants in regard to proof of the holding of Warrants and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or Registered Owners of Warrants as provided herein, in which case the Company or the Registered Owners calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in aggregate principal amount of the Outstanding Warrants represented at the meeting. The chairman of the meeting shall have no right to vote, except as a Holder of Warrants.

         Section 8.2 RECORD OF MEETINGS. A record, at least in triplicate, of the proceedings of each meeting of Registered Owners of Warrants shall be prepared, and one such copy shall be delivered to the Company and the Agent. The copy delivered to the Agent shall be preserved by the Agent and, upon reasonable notice, made available to any Registered Owners of Outstanding Warrants.


                                   ARTICLE IX

                              CONCERNING THE AGENT

         Section 9.1 APPOINTMENT OF AGENT. The Company hereby appoints [____________, at present having its principal office in ___________ at ___________] as the Agent in respect of the Warrants, upon the terms and subject to the conditions set forth in this Agreement.

         Section 9.2 ACCEPTANCE OF APPOINTMENT BY AGENT; LIMITATIONS OF DUTIES OF AGENT. The Agent accepts its obligations set forth herein and in the Warrants upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Registered Owners from time to time of the Warrants shall be subject:

         (a) The Agent shall be entitled to the compensation agreed upon with the Company for all services rendered by it, and the Company agrees promptly to pay such compensation and to reimburse the Agent for its reasonable out-of-pocket expenses (including, without limitation, the reasonable compensation of its counsel) incurred by it in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its acting as such Agent hereunder, including the costs and expenses of defending against any claim of liability.

         (b) In acting under this Agreement and in connection with the Warrants, the Agent is acting solely as the agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Registered Owners of the Warrants.

         (c) The Agent may consult with one or more counsel (who may also be counsel to the Company), and, in the absence of bad faith, the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in the good faith reliance thereon.

         (d) The Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in the good faith reliance upon any Warrant, notice, direction, consent, certificate, affidavit, statement or other paper or document signed by the Company reasonably believed by the Agent to be genuine and to have been signed by the proper persons.

         (e) The Agent and its officers, directors and employees may become the owner of, or acquire any interest in, any Warrants, with the same rights that it or they would have if it were not the Agent hereunder, may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of Registered Owners of the Warrants or holders of other obligations of the Company as freely as if it were not the Agent hereunder.

         (f) The recitals contained herein and in the Warrants (except in the Agent's certificates of authentication) shall be taken as the statements of the Company, and the Agent assumes no responsibility for their correctness. The Agent makes no representation as to the validity or sufficiency of this Agreement or the Warrants, provided that the Agent shall not be relieved of its duty to authenticate Warrants as authorized by this Agreement. The Agent shall not be accountable for the use or application by the Company of the proceeds of the Warrants.

         (g) The Agent shall be obligated to perform such duties and only such duties as are herein and in the Warrants specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrants against the Agent.

         (h) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or that of its officers or employees.

         (i) The Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company and.

         Section 9.3 AGENT REQUIRED. The Company agrees that, until all Warrants
(a) shall have been delivered to the Agent for cancellation or (b) have become null and void because of the passage of the Expiry Date, there shall at all times be an Agent hereunder which shall be a corporation doing business in the United States and which alone or with its affiliates has a combined capital and surplus of at least $__________.

         Section 9.4 RESIGNATION AND REMOVAL OF AGENT; APPOINTMENT OF SUCCESSOR. The Agent may at any time resign by giving written notice (in accordance with Section 10.1 hereof) to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than [90] days after the receipt of such notice by the Company unless the Company agrees to accept less notice. Upon receipt of such notice of resignation, the Company shall promptly act to appoint a successor Agent. The Agent may be removed at any time by the Company by delivering written notice thereof specifying such removal and the date when it is intended to become effective. Any resignation or removal of the Agent shall take effect upon the date of the appointment by the Company as hereinafter provided of a successor and the acceptance of such appointment by such successor.

         In case at any time the Agent shall resign, or shall be removed, or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver of it or of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor agent, eligible as aforesaid, shall be appointed by the Company. Upon the appointment as aforesaid of a successor agent and acceptance by it of such appointment, the Agent so superseded shall cease to be the Agent hereunder. If no successor Agent shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided, then the Registered Owners of a majority in aggregate principal amount of the Outstanding Warrants, on such Holders' behalf and on behalf of all others similarly situated may petition any court of competent jurisdiction for the appointment of a successor Agent.

         Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall simultaneously therewith become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all moneys, [Notes/Debentures] or other property on deposit with or held by such predecessor, as such Agent hereunder. The Company or, at the direction of the Company, the successor Agent, will give prompt written notice by U.S. Mail to each Registered Owners of the Warrants at such owners address as it appears on the Register of the appointment of a successor Agent. Failure to give such notice or any defect therein shall not affect the appointment of a successor Agent.

         Section 9.5 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF AGENT. Any corporation into which the Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the assets and business of the Agent, shall be the successor to the Agent hereunder, provided such corporation shall be otherwise eligible under this Article VII, without the execution or filing of any document or any further act on the part of any of the parties hereto.

         In case any Warrants shall have been authenticated, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such authenticating Agent may adopt such authentication and deliver the Warrants so authenticated with the same effect as if such successor Agent had itself authenticated such Warrants.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 NOTICES. All notices or demands hereunder upon the Company or the Agent may be electronically communicated or hand delivered or sent by overnight courier, addressed to any party hereto as provided in this Section 10.1.

         All communications intended for the Company shall be sent to:

                  Providian Financial Corporation
                  201 Mission Street
                  San Francisco, CA 94105
                  Attention: [Treasurer]
                  Fax Number: (415) ____________

         All communications intended for the Agent shall be sent to:

                  Agent-Name
                  ------------------------------
                  ------------------------------
                  Attention: ______________
                  Fax Number: _____________
or at any other address of which either of the foregoing shall have notified the other in any manner prescribed in this Section 10.1.

         For all purposes of this Agreement, a notice or communication will be deemed effective:

         (a) if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a day on which commercial banks are open for business (a "Local Business Day") in the city specified in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day; or

         (b) if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender unless the date of transmission and confirmation is not a Local Business Day, in which case, on the next succeeding Local Business Day.

         Any notice, direction, request, demand, consent or waiver by the Company or any Registered Owner to or upon the Agent shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing with the Agent in accordance with the provisions of this
Section 10.1.

         Section 10.2 DAY NOT A BUSINESS DAY. If any date on which a payment is to be made, notice given or other action taken hereunder is not a Business Day, then such payments, notice or other action shall be made, given or taken on the next succeeding business day in such place, and in the case of any payment, no interest shall accrue for the delay.

         Section 10.3 CURRENCY. All amounts herein are expressed in [United States Dollars/Specified Currency]

         Section 10.4 GOVERNING LAW. This Agreement and the Warrants shall be construed in accordance with the laws of [California].

         Section 10.5 LIMITATION OF RIGHTS TO PARTIES AND REGISTERED OWNERS OF WARRANTS. Nothing in this Agreement or in the Warrants expressed or implied is intended or shall be construed to give to any Person other than the Company, the Agent and the Registered Owners of the Warrants any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein or in the Warrants. All such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Agent and the Registered Owners of the Warrants.

         Section 10.6 SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this Agreement or in the Warrants shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         Section 10.7 NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Warrant Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to precluded any subsequent or further exercise of that right power or privilege or the exercise of any other right, power or privilege.

         Section 10.8 EXECUTION IN SEVERAL COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 10.9 ARTICLE AND SECTION HEADINGS. The headings or titles of the several Articles and Sections hereof and any table of contents appended to copies hereof shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

         Section 10.10 SUCCESSORS AND ASSIGNS. All the covenants and agreements in this Agreement contained by or on behalf of the Company or the Agent shall bind their respective successors and assigns, whether so expressed or not.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PROVIDIAN FINANCIAL CORPORATION



                                        By
                                           ------------------------------------

                                        Title
                                              ---------------------------------



                                        AGENT-NAME, as agent



                                        By
                                           ------------------------------------

                                        Title
                                              ---------------------------------